EXHIBIT 99.1

                  STATEMENT OF CHIEF EXECUTIVE AND CHIEF FINANCIAL OFFICER
               PURSUANT TO SECTION 1350 OF TITLE 18 OF THE UNITED STATES CODE


Pursuant to Section 1350 of Title 18 of the United States Code, the undersigned, Sally A. Fonner, Chief Executive Officer and Chief Financial Officer of The Enchanted Village, Inc. (the "Company"), hereby certifies that:

       The Company's Form 10-Q Quarterly Report for the period ended July 31, 2002 (the "Report") fully complies with the requirements of Section 15(d) of the Securities Exchange Act of 1934; and

       The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.


                                      /s/ Sally A Fonner
                               -----------------------------------------
                               Sally A. Fonner
                               Chief Executive Officer and
                               Chief Financial Officer
                               Dated: September 4, 2002